EXHIBIT 31.3

CERTIFICATION

I, Bobby Yazdani, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Saba Software, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 28, 2006

By:	/s/ BOBBY YAZDANI
Bobby Yazdani
Chief Executive Officer and
Chairman of the Board